EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-129385, 333-129387, 333-129389, 333-129390, 333-135064, 333-146989, 333-146990, 333- 157686, and 333-180979) and Form S-4 (Nos. 333-174932 and 333-157937) and Form S-3 (No. 333-174933) of Oppenheimer Holdings Inc. of our report dated March 6, 2013 except for Note 20, as to which the date is March 7, 2014 relating to the financial statements which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, NY

March 7, 2014